SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2007
VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	I-4033 (Commission File Number)	63-0366371 (IRS Employer Identification No.)
1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)
(205) 298-3000
Registrant’s telephone number, including area code:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Vulcan Materials Company (the “Company,” “we,” or “our”) is filing this Current Report on Form 8-K to update the historical financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, to reflect the retrospective application of Financial Accounting Standards Board (FASB) Staff Position No. AUG AIR-1, “Accounting for Planned Major Maintenance Activities” (FSP AUG AIR-1).
FSP AUG AIR-1 amends certain provisions in the American Institute of Certified Public Accountants Industry Audit Guide, “Audits of Airlines” (“Airline Guide”). The Airline Guide is the principal source of guidance on the accounting for planned major maintenance activities and permits four alternative methods of accounting for such activities. This guidance principally affects our accounting for periodic overhauls on our oceangoing vessels. Prior to January 1, 2007, we applied the accrue-in-advance method as permitted by the Airline Guide, which allowed the accrual of estimated costs for the next scheduled overhaul over the period leading up to the overhaul. At that time, the actual cost of the overhaul was charged to the accrual, with any deficiency or excess charged or credited to expense. FSP AUG AIR-1 prohibits the use of the accrue-in-advance method, and was effective for fiscal years beginning after December 15, 2006. Accordingly, we adopted this FSP effective January 1, 2007, and have elected to use the deferral method of accounting for planned major maintenance as permitted by the Airline Guide and allowed by FSP AUG AIR-1. Under the deferral method, the actual cost of each overhaul is capitalized and amortized over the period until the next overhaul.
FSP AUG AIR-1 requires that a change in accounting principle due to the adoption of this standard be applied retrospectively to the beginning of the earliest period presented in the financial statements. Furthermore, under the requirements of the Securities and Exchange Commission (“SEC”), retrospective application required by a new accounting standard is also required for previously issued financial statements included in our Form 10-K if those financial statements are to be incorporated by reference or annexed in filings with the SEC made under the Securities Act of 1933, as amended. This is the case even though those financial statements relate to periods prior to the effective date of the new accounting standard.
Accordingly, our audited consolidated financial statements as of and for the years ended December 31, 2006, 2005 and 2004, and the related Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Computation of Ratio of Earnings to Fixed Charges, have been revised to reflect using the deferral method of accounting for planned major maintenance, and are filed as Exhibit 99.1 to this Current Report on Form 8-K. The revised sections of the Form 10-K included in this Current Report have also been updated to incorporate certain disclosures requested by the SEC staff during the course of their review of our Form 10-K for the year ended December 31, 2006, and otherwise have not been updated for events occurring after the date of the consolidated financial statements, which were originally presented in the Form 10-K filed on February 26, 2007. All other information in the Form 10-K remains unchanged. This report should be read in conjunction with the Form 10-K (except for Items 6, 7 and 8, and Exhibit 12, which are included in this report).
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP
99.1	Revised Selected Financial Data, revised Management’s Discussion and Analysis of Financial Condition and Results of Operations, revised Financial Statements and Supplementary Data for the years ended December 31, 2006, 2005 and 2004, and revised Computation of Ratio of Earnings to Fixed Charges (Part II, Items 6, 7 and 8 and Exhibit 12 of our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on February 26, 2007).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

VULCAN MATERIALS COMPANY
(Registrant)

		By:	/s/ William F. Denson, III

Dated:	July 12, 2007		William F. Denson, III